Exhibit 99.1

Definitions

“2024 Facilities” means the Facilities Agreement, dated January 19, 2024 with CorpAcq Limited as Borrower and the other parties thereto.

“Additional Shares” means 10% of the sum of (A) the Post-Combination Company Ordinary A1 Shares in issue immediately after Closing, (B) the Post-Combination Company Ordinary A1 Shares comprising the Incremental Share Consideration, if any, (C) any vested Post-Combination Company Ordinary A2 Shares (to the extent not redeemed for Post-Combination Company Ordinary A1 Shares), (D) any Post-Combination Company Ordinary A1 Shares issued following redemption of vested Post-Combination Company Ordinary A2 Shares, (E) any vested Post-Combination Company Ordinary A3 Shares (to the extent not redeemed for Post-Combination Company Ordinary A1 Shares), (F) any Post- Combination Company Ordinary A1 Shares issued following redemption of vested Post-Combination Company Ordinary A3 Shares, (G) the number of Post-Combination Company Ordinary A1 Shares that would have been issued immediately after and in connection with the Closing (the “Relevant Time”) had the BermudaCo Series B-1 Shares been converted into such shares immediately prior to the Relevant Time, (H) the number of Post-Combination Company Ordinary A1 Shares that would be issued in exchange for any vested BermudaCo Series B-2 Shares or vested BermudaCo Series B-3 Shares if such exchange were to occur immediately following such vesting, and (I) any other shares in the Post-Combination Company outstanding as of the Relevant Time, but only to the extent that such shares are convertible, exercisable or redeemable into Post-Combination Company Ordinary A1 Shares.

“Available Cash Amount” means all available cash and cash equivalents of Churchill and its subsidiaries, including all amounts in the Trust Account (net of Churchill Stockholder Redemptions), plus the Churchill Facilitated Financing Amount, if any, in each case calculated as of immediately prior to Closing.

“BermudaCo Redeemable Shares” means those certain BermudaCo Series B-1 Shares, BermudaCo Series B-2 Shares and BermudaCo Series B-3 Shares to be issued to Sponsor.

“BermudaCo Series B-1 Shares” means the series B-1 ordinary shares, par value $0.000001 per share of BermudaCo.

“BermudaCo Series B-2 Shares” means the series B-2 ordinary shares, par value $0.000001 per share of BermudaCo.

“BermudaCo Series B-3 Shares” means the series B-3 ordinary shares, par value $0.000001 per share of BermudaCo.

“Churchill Facilitated Financing Amount” means the aggregate amount of cash or cash equivalents delivered or committed to Churchill, CorpAcq, PubCo or any of their respective subsidiaries in connection with any capital raising transactions (whether debt, equity or otherwise) consummated following the date of the Merger Agreement through and including the day that is 30 days following the Closing (any such qualifying amounts received after the Closing, the “Delayed Financing Amount”), to the extent such cash or cash equivalents are:

•	received or committed in exchange for the issuance of securities of PubCo, the Post-Combination Company or Churchill, as applicable; or

•	received as proceeds of a debt financing transaction or committed to in connection with a debt facility, in any such case with an aggregate principal amount in excess of £200 million, in which case only the excess above £200 million shall be part of the Churchill Facilitated Financing Amount;

provided, that the Churchill Facilitated Financing Amount excludes such cash and cash equivalents from the following types of transactions:

•	in capital raising transactions with any holders of shares of CorpAcq (if any);

•	in a debt financing transaction that is consummated between the date of the Merger Agreement and the Closing, but solely to the extent that such proceeds are actually utilized to consummate certain permitted acquisitions by CorpAcq pursuant to the Merger Agreement prior to Closing; or

•	in a debt financing transaction entered into in the ordinary course of business by a subsidiary of CorpAcq, but solely to the extent that such proceeds are utilized by such subsidiary for the operations of such subsidiary and are not utilized for or distributed to CorpAcq or any other subsidiary of CorpAcq.

“Churchill Facilitated Refinancing Amount” means $128.6 million of the 2024 Facilities minus (i) $34.2 million and (ii) any other portion of such amount that is actually utilized by CorpAcq to consummate an acquisition that has been previously approved (including as contemplated by the Merger Agreement) or otherwise consented to by Churchill prior to Closing.

“Churchill Private Placement Warrants” means the warrants held by the Sponsor, each of which is exercisable, at an exercise price of $11.50, for one share of Churchill Class A Common Stock in accordance with its terms.

“Churchill Public Warrants” means the warrants included in the units consisting of one share of Churchill Class A Common Stock and one-fifth of one Churchill Public Warrant in the Churchill IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Churchill Class A Common Stock in accordance with its terms.

“Churchill Warrants” means, collectively, the Churchill Private Placement Warrants and the Churchill Public Warrants.

“Closing Seller Cash Consideration” means cash consideration to be paid to CorpAcq shareholders in connection with the CorpAcq Sale or Drag Along Sale being an amount in U.S. Dollars, calculated as:

•	the Available Cash Amount but calculated without giving effect to the Delayed Financing Amount; minus

•	the aggregate amount of the Transaction Expenses (as defined in the Merger Agreement); minus

•	any amounts necessary for CorpAcq to redeem in full the CorpAcq Preferred Shares in accordance with the CorpAcq Articles (the “CorpAcq Preferred Redemption Amount”); minus

•	an amount equal to $128,600,000 minus cash and cash equivalents delivered or committed to Churchill, CorpAcq, PubCo or any of their respective subsidiaries in capital raising transactions with any holders of shares of CorpAcq or their affiliates (if any); minus

•	99.99% of the amount by which the aggregate amounts of the preceding four bullet points exceeds $257,200,000 (or such lesser amount as indicated by CorpAcq in its sole discretion).

“Closing Seller Class C-2 Consideration” means 15,000,000 Post-Combination Company Class C-2 Shares to be issued to CorpAcq shareholders in connection with the CorpAcq Sale or Drag Along Sale.

“Closing Seller Share Consideration” means a number of Post-Combination Company Ordinary A1 Shares to be issued to CorpAcq shareholders in connection with the CorpAcq Sale or Drag Along Sale, equal to:

•	a number of Post-Combination Company Ordinary A1 Shares (rounded down to the nearest whole share) equal to (i) $803,822,000, minus the Closing Seller Cash Consideration, divided by (ii) $10.00; and

•	if the Delivered Capital Adjustment Amount is a negative number, plus a number of Post-Combination Company Ordinary A1 Shares (rounded down to the nearest whole share) equal to (x) the absolute value of the Delivered Capital Adjustment Amount, divided by (y) $10.00, multiplied by (z) 50% (the “Incremental Share Consideration”).

“CorpAcq Articles” means each of (a) the articles of association of CorpAcq dated July 17, 2023 and which are current and effective as of the date hereof, and (b) the certificate of incorporation of CorpAcq dated October 20, 2021.

“CorpAcq Preferred Shares” means preferred shares of £1.00 each in the capital of CorpAcq.

“CorpAcq Sale” means the sale and transfer of all of the Sellers’ ordinary shares of CorpAcq pursuant to the Merger Agreement.

“Delivered Capital Adjustment Amount” means an amount calculated as (i) 12.5% multiplied by (ii) (1) the Delivered Capital Amount, minus (2) $592,000,000.

“Delivered Capital Amount” means, as may be adjusted as provided in the Sponsor Agreement

•	if the Available Cash Amount, including the Delayed Financing Amount as estimated pursuant to the Merger Agreement prior to Closing (any such amount, the “Preliminary Delivered Capital Amount”), is less than or equal to $592,000,000, an amount equal to the Preliminary Delivered Capital Amount; and

•	if the Preliminary Delivered Capital Amount is greater than $592,000,000 an amount equal to (i) the Preliminary Delivered Capital Amount minus (ii) the lesser of (1) the Preliminary Delivered Capital Amount minus $592,000,000 and (2) (A) the cash and cash equivalents held in the Trust Account immediately following the Churchill Stockholder Redemption minus (B) the number of shares of Churchill Class A Common Stock outstanding after giving effect to the Churchill Stockholder Redemptions multiplied by $10.00, provided, however, that the “Delivered Capital Amount” shall not be greater than $850,000,000 nor less than an amount equal to the Available Cash Amount minus Transaction Expenses (as defined in the Merger Agreement).

“Drag Along Sale” means, if necessary, the transfer of any ordinary shares of CorpAcq held by CorpAcq shareholders that are not Sellers pursuant to the organizational documents of CorpAcq following the CorpAcq Sale, such that PubCo will acquire 100% of the outstanding equity interests in CorpAcq in connection with the Business Combination.

“Earnout Shares” means collectively, the Incremental Earnout Shares and the Base Earnout Shares.

“Equity Plans” means each of the Omnibus Incentive Plan and the Non Employee Plan.

“Exchangeable Units” means the BermudaCo Redeemable Shares together with an equal number of Post-Combination Company B Shares.

“Founder Equity Retirement” means the forfeiture by the Sponsor pursuant to the Sponsor Agreement, immediately following the CorpAcq Sale of the Retirement Founder Shares (as defined in the Sponsor Agreement) and 18,600,000 Churchill Private Placement Warrants.

“Founder Equity Contribution” means the contribution by the Sponsor pursuant to the Sponsor Agreement immediately following the Founder Equity Retirement, of its remaining Founder Shares to BermudaCo.

“Founder Share Contribution” means the transfer and contribution of the Sponsor’s remaining Founder Shares to BermudaCo in exchange for an equivalent number BermudaCo Redeemable Shares immediately following the Founder Equity Retirement.

“Non Employee Plan” means the plan to be adopted by PubCo prior to the Closing, pursuant to which non employees of the Post-Combination Company and its subsidiaries will be granted equity awards.

“Omnibus Incentive Plan” means CorpAcq Group Plc 2024 Omnibus Incentive Plan.

“Post-Combination Company B Shares” means the B shares of PubCo, nominal value $0.000001 per share.

“Post-Combination Company Class C Shares” means Post-Combination Company Class C-1 Shares and Post-Combination Company Class C-2 Shares.

“Post-Combination Company Class C-1 Share” means, assuming the Warrant Amendment Proposal is approved, a class C-1 share of the Post-Combination Company.

“Post-Combination Company Class C-2 Share” means a class C-2 share of the Post-Combination Company.

“Post-Combination Company Ordinary A2 Shares” means the ordinary A2 shares, nominal value $0.001 per share, of the Post-Combination Company.

“Post-Combination Company Ordinary A3 Shares” means the ordinary A3 shares, nominal value $0.001 per share, of the Post-Combination Company.

“Post-Combination Company Ordinary Shares” means collectively, Post-Combination Company Ordinary A1 Shares, Post-Combination Company Ordinary A2 Shares and Post-Combination Company Ordinary A3 Shares.

“Post-Combination Company Private Placement Warrants” means, assuming the Warrant Amendment Proposal is not approved or the applicable valuation report is not obtained prior to the Effective Time, a warrant of the Post-Combination Company Warrant, which is exercisable, at an exercise price of $11.50, for one Post-Combination Company Ordinary A1 Share on terms substantially similar to the Churchill Private Placement Warrants.

“Post-Combination Company Public Warrants” means, assuming the Warrant Amendment Proposal is not approved or the applicable valuation report is not obtained prior to the Effective Time, a warrant of the Post-Combination Company Warrant, which is exercisable, at an exercise price of $11.50, for one Post-Combination Company Ordinary A1 Share on terms substantially similar to the Churchill Public Warrants.

“Post-Combination Company Securities” means Post-Combination Company Ordinary Shares, Post-Combination Company Class C Shares, and Post-Combination Company Warrants (if the Warrant Amendment Proposal is not approved or the applicable valuation report is not obtained prior to the Effective Time).

“Post-Combination Company Warrants” means, assuming the Warrant Amendment Proposal is not approved or the applicable valuation report is not obtained prior to the Effective Time, collectively, the Post-Combination Company Private Placement Warrants and the Post-Combination Company Public Warrants.